SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

February 26, 2009

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 26, 2009, in connection with the preparation of its 2008 financial statements, the Company determined that it was in violation of the current ratio covenant (the “Current Ratio Covenant”) in its Amended and Restated Credit Agreement, dated April 2, 2007 and as further amended on July 25, 2007, and Amended and Restated Term Loan Agreement, dated July 25, 2007 (collectively, the “Credit Facilities”), each with Bank of Montreal, as lender and administrative agent, and the other lenders party thereto (collectively, the “Lenders”).  The Company believes it is meeting all other covenant requirements under the Credit Facilities.

The Company is continuing discussions with the Lenders regarding a waiver of the Current Ratio Covenant and other arrangements whereby the Lenders would refrain from exercising their rights under the Credit Facilities as a result of the above default.  There can be no assurance that the Company will be able to obtain a waiver of the Current Ratio Covenant or obtain other relief from the Lenders.

Under the terms of the Company’s Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock and Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock (collectively, the “Certificate of Designations”), the above default could result in the holders of the Company’s Series D and Series E Convertible Preferred Stock (collectively, the “Preferred Stock”) having a redemption right.  However, under the terms of the Certificate of Designations, this redemption right is suspended until all of the Company’s obligations under the Credit Facilities have been satisfied.

The Company continues the strategic alternatives review announced earlier this month. Goldman, Sachs & Co. serves as TXCO’s financial advisor.

The foregoing summaries of the terms of the Credit Facilities and Certificate of Designations do not purport to be complete and are qualified in their entirety by reference to the complete text of the Credit Facilities and the Certificate of Designations.

Release of earnings will be postponed until filing of the Company’s 2008 Form 10-K with a conference call to follow.  Conference call details will be announced later.

On February 27, 2009, the Company issued a press release regarding the violation of the Current Ratio Covenant.  The press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated February 27, 2009, entitled "TXCO Resources Announces A Covenant Violation"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TXCO Resources Inc.

Dated: February 27, 2009	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)